UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 19, 2017

ASHFORD INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-36400	46-5292553
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 19, 2017, Ashford Investment Management LLC, a Delaware limited liability company (“AIM” or “Manager”) and an indirect subsidiary of Ashford Inc., a Maryland corporation (“Ashford”), entered into an Investment Management Agreement (the “Agreement”) with AHT SMA, LP, a Delaware limited partnership (“Client”) and a wholly-owned subsidiary of Ashford Hospitality Trust, Inc., a Maryland corporation (“AHT”) to manage all or a portion of AHT’s excess cash. Pursuant to the Agreement, Client retained and appointed Manager as the investment manager of Client. The Agreement will govern the relationship between Client and Manager, as well as grant Manager certain rights, powers and duties to act on behalf of Client.

The material terms of the Agreement are summarized below.

Management Services. Manager shall be responsible for the investment and reinvestment of all or a portion of AHT’s excess cash, as determined by AHT from time to time (the “Account”) and in accordance with certain investment guidelines set forth in the Agreement. It is Manager’s policy to allocate investment opportunities fairly and equitably among the Account and other clients of Manager sharing the same or substantially similar investment guidelines as Client for which participation in the respective opportunity is considered appropriate, taking into account a variety of considerations.

Client has delegated to Manager all of its powers, duties and responsibilities with regard to the investment and reinvestment of the Account, and appointed Manager as its agent in fact with full authority to buy, sell or otherwise effect investment transactions for the Account. Client shall, for so long as the Agreement is in effect, retain no rights to dispose or vote the securities in the Account. Manager will not be compensated by Client for its services under the Agreement. Client bears all costs and expenses of the establishment and ongoing maintenance of the Account as well as all costs and expenses of Manager.

Manager and its affiliates may furnish investment management and advisory services to others, and Manager and such affiliates shall be at all times free, in its or their discretion, to make investment recommendations to others which may be the same as, or may be different from, those made for the Account.

Termination. Each of Manager or Client may terminate the Agreement at any time upon forty-five (45) days’ prior written notice to the other party. Notwithstanding the foregoing, Manager and Client may mutually terminate the Agreement at any time.

The preceding summary is qualified in its entirety by the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference

Relationships

Ashford serves as the advisor to AHT for its investment strategies, decisions and management of day-to-day operations pursuant to an advisory agreement. Ashford was spun-off from AHT in November 2014 to separate AHT’s asset management and advisory business from its hospitality investment business. Mr. Monty J. Bennett serves as Chairman of the Board of Directors and Chief Executive Officer of both AHT and Ashford. Mr. Bennett and Mr. Rob Hays serve as managers of AIM Management Holdco, LLC, the sole member of AIM. Mr. Hays also serves as the Chief Strategy Officer of both Ashford and AHT and serves as a member of the board of directors of Ashford. Ashford and AHT have the same executive officers.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
10.1	Investment Management Agreement, dated January 19, 2017, between AHT SMA, LP, a Delaware limited partnership, and Ashford Investment Management LLC, a Delaware limited liability company.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 25, 2017

ASHFORD INC.

By:	/s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel